Exhibit 10.2

After Recording Return to:	Cross-Reference To:

Catherine S. Moore	Deed Book 46751, Page 654
Holt, Ney, Zatcoff & Wasserman, LLP	Deed Book 47061, Page 676
100 Galleria Parkway	Deed Book 48196, Page 361
Suite 600
Atlanta, Georgia 30339-5947
Note to Clerk of Court: This instrument, which is entered into at the indulgence of the creditor, amends a security instrument given as additional security for a note that is amended, renewed and extended by separate agreement between the creditor and the borrower. All principal of such note, as amended, renewed and extended by separate agreement, is due within three (3) years from the date of such agreement. Accordingly, no intangible recording tax is due in connection with the recording of such separate agreement or this instrument. See O.C.G.A. § 48-6-65(a) and Intangible Recording Tax Rules/Regulations 560-11-8-.03(4), 560-11-8-.03(4)(b), 560-11-8-.03(4)(c) and 560-11-8-.04.
THIRD AMENDMENT TO DEED TO SECURE DEBT AND ASSIGNMENT OF RENTS AND OTHER LOAN DOCUMENTS
THIS THIRD AMENDMENT TO DEED TO SECURE DEBT AND ASSIGNMENT OF RENTS AND OTHER LOAN DOCUMENTS (this “Amendment”) made and entered into June 21, 2010, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (“Borrower”), whose mailing address is 450 Northridge Parkway, Suite 300, Atlanta, Georgia, 30350 and WELLS FARGO BANK, N.A., a national banking association, successor by merger to Wachovia Bank, National Association (“Lender”) whose mailing address is 171 17th Street N.W., Building 100, Mail Code 4506, Atlanta, Georgia 30350;
WITNESSETH:
WHEREAS, Lender heretofore made a loan to Borrower in the original principal amount of Eight Million One Hundred Seventy-Five Thousand and No/100 Dollars ($8,175,000.00) (the “Loan”), as evidenced by that certain Promissory Note dated December 6, 2006 made by Borrower to the order of Lender (the “Original Note”), as amended by that certain First Consolidated Amendatory Agreement dated December 6, 2007 (the “First Amendment”), as further amended by that certain Second Consolidated Amendatory Agreement and Agreement Regarding Cross-Default and Cross-Collateralization of Loans dated April 28, 2008 (the “Second Amendment”), as further amended by that certain Third Consolidated Amendatory Agreement dated July 17, 2009 (the “Third Amendment”), as further amended by that certain Fourth Consolidated Amendatory Agreement dated of even date herewith (the “Fourth Amendment”); and the Original Note, as amended by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment is referred to in the Deed to Secure Debt described below, and shall be referred to herein, as the “Note”); and

WHEREAS, the indebtedness evidenced by the Note is secured and governed, inter alia, by that certain Deed to Secure Debt and Assignment of Rents dated April 28, 2008 from Borrower to Lender, recorded in Deed Book 46751, Page 654, Fulton County, Georgia records, as amended by that certain First Amendment to Deed to Secure Debt and Assignment of Rents and Other Loan Documents dated July 25, 2008, recorded in Deed Book 47061, Page 676, aforesaid records, and as further amended by that certain Second Amendment to Deed to Secure Debt and Assignment of Rents and Other Loan Documents dated July 17, 2009, recorded in Deed Book 48196, Page 361, aforesaid records (as amended, the “Deed to Secure Debt”); and
WHEREAS, Lender and Borrower have agreed to extend the maturity date for the indebtedness evidenced by the Note, and the parties desire to enter into this Amendment for the purpose of confirming that the maturity date for the Note has been extended and to make certain other modifications to the Deed to Secure Debt as set forth herein.
NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Amendment of Loan Documents.
a. Borrower and Lender have agreed that the maturity date of the Note is extended to July 31, 2011. All references in the Security Deed to the maturity date of the Note as July 31, 2010, are hereby deleted and substituted in lieu thereof shall be the date July 31, 2011.
b. The Security Deed is amended by adding the additional covenants, agreements and provisions set forth in Exhibit “A” attached hereto to the Security Deed.
2. Successors and Assigns. This Amendment and all documents executed by Lender and Borrower in connection herewith shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-title and assigns.
3. Governing Law. This Amendment and all documents executed by Lender and Borrower in connection herewith shall be governed by, and construed in accordance with, the laws of the State of Georgia.
4. Counterparts. This Amendment and all documents executed by Lender and Borrower in connection herewith may be executed in two or more counterparts, each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

5. Novation. Borrower and Lender acknowledge and agree that neither this Amendment nor any document executed by Lender and Borrower in connection herewith is intended to be, and shall not be deemed or constitute, a novation.
6. Time of the Essence. Time is of the essence of this Amendment and all documents executed by Lender and Borrower in connection herewith.
7. Severability. If any clause, sentence, section or provision of this Amendment or any document executed by Lender and Borrower in connection herewith is or becomes illegal, invalid or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, the intention of the parties hereto is that the remaining parts of this Amendment shall not be affected thereby, unless the lack of such clause, sentence, section or provision is, in the sole, but reasonable, determination of Lender, essential to the rights of both parties in which event Lender shall have the right to terminate this Amendment on written notice to Borrower.
8. Construction. Borrower and Lender have each been represented by their respective counsel in the negotiation and execution of this Amendment and all documents executed by Lender and Borrower in connection herewith. Borrower and Lender each acknowledge and agree that they have participated in the preparation and negotiation of this Amendment and all documents executed by Lender and Borrower in connection herewith. No party hereto shall be deemed the scrivener of this Amendment. It is the intent and agreement of Borrower and Lender that this Amendment and all documents executed by Lender and Borrower in connection herewith shall not be construed strictly for or against any party hereto.
9. Miscellaneous. All personal pronouns used herein whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles of articles and sections as set forth herein are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof.
10. No Other Modification. Except as expressly amended and modified herein, all terms, covenants and provisions of the Deed to Secure Debt shall remain unaltered and in full force and effect and the parties hereto do hereby expressly ratify and confirm the Deed to Secure Debt as modified hereby.
[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower and Lender have hereunto set their hands and affixed their seals as of the day and year first above written.

Signed, sealed and delivered	“BORROWER”
in the presence of:
ROBERTS PROPERTIES RESIDENTIAL, L.P.,
a Georgia limited partnership
/s/ Cheryl Boswell

Witness	By:	Roberts Realty Investors, Inc.,
a Georgia corporation, its general partner
/s/ Natalie Bonta

Notary Public		By:	/s/ Charles R. Elliott

		Name:	Charles R. Elliott
My commission expires:		Title:	Chief Financial Officer

February 20, 2013

(NOTARIAL SEAL)
[SIGNATURES CONTINUED FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PRECEDING PAGE]

Signed, sealed and delivered	“LENDER”
in the presence of:
WELLS FARGO BANK, N.A., a national
banking association, successor by merger
/s/ Meg Beveridge	to Wachovia Bank, National Association

Witness

	By:	/s/ Mary Lucy Lester

/s/ Charlena D. Stice	Name:	Mary Lucy Lester

Notary Public	Title:	Director

My commission expires:	(BANK SEAL)

December 8, 2013

(NOTARIAL SEAL)

EXHIBIT “A”
SUPPLEMENTAL TERMS
All capitalized terms used but not defined herein shall have the meaning assigned to such terms by the Security Deed.
(1)
SECURITY INTEREST. Grantor hereby grants and assigns to Bank a security interest, to secure payment and performance of all of the Obligations, in all of the following described personal property in which Grantor now or at any time hereafter has any interest (collectively, the “Collateral”):

All goods, building and other materials, supplies, inventory, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property and embedded software included therein and supporting information, wherever situated, which are or are to be incorporated into, used in connection with, or appropriated for use on (i) the land described in Exhibit “A” attached to the Security Deed or (ii) any existing or future improvements on the real property (which real property and improvements are collectively referred to herein as the “Subject Property”); together with all rents and security deposits derived from the Subject Property; all inventory, accounts, cash receipts, deposit accounts, accounts receivable, contract rights, licenses, agreements, general intangibles, payment intangibles, software, chattel paper (whether electronic or tangible), instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, proceeds of the sale of promissory notes, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the ownership, management, leasing, operation, sale or disposition of the Subject Property or any business now or hereafter conducted thereon by Grantor; all development rights and credits, and any and all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Subject Property; all water and water rights, wells and well rights, canals and canal rights, ditches and ditch rights, springs and spring rights, and reservoirs and reservoir rights appurtenant to or associated with the Subject Property, whether decreed or undecreed, tributary, non-tributary or not non-tributary, surface or underground or appropriated or unappropriated, and all shares of stock in water, ditch, lateral and canal companies, well permits and all other evidences of any of such rights; all deposits or other security now or hereafter made with or given to utility companies by Grantor with respect to the Subject Property; all advance payments of insurance premiums made by Grantor with respect to the Subject Property; all plans, drawings and specifications relating to the Subject Property; all loan funds held by Bank relating to the Subject Property, whether or not disbursed; all funds deposited with Bank pursuant to any loan agreement relating to the Subject Property; all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Subject Property or any portion thereof; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing; together with all books, records and files relating to any of the foregoing.

(2)
REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants that: (a) Grantor has, or will have, good title to the Collateral; (b) Grantor has not previously assigned or encumbered the Collateral, and no financing statement covering any of the Collateral has been delivered to any other person or entity; and (c) Grantor’s principal place of business is located in Fulton County, Georgia.

(3)
RIGHTS OF BANK. In addition to Bank’s rights as a “Secured Party” under the Georgia Uniform Commercial Code, as amended or recodified from time to time (“UCC”), Bank may, but shall not be obligated to, at any time without notice and at the expense of Grantor: (a) give notice to any person of Bank’s rights hereunder and during the existence of any uncured Default under the Security Deed enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Bank therein; (c) inspect the Collateral; and (d) during the existence of any uncured Default under the Security Deed endorse, collect and receive any right to payment of money owing to Grantor under or from the Collateral. Notwithstanding the above, in no event shall Bank be deemed to have accepted any property other than cash in satisfaction of any obligation of Grantor to Bank unless Bank shall make an express written election of said remedy under UCC Section 11-9-620, or other applicable law.

(4)	RIGHTS OF BANK ON DEFAULT. Upon the occurrence of a Default under the Security Deed, then in addition to all of Bank’s rights as a “Secured Party” under the UCC or otherwise at law:
(A)
Bank may (i) upon written notice, require Grantor to assemble any or all of the Collateral and make it available to Bank at a place designated by Bank; (ii) without prior notice, enter upon the Subject Property or other place where any of the Collateral may be located and take possession of, collect, sell, and dispose of any or all of the Collateral, and store the same at locations acceptable to Bank at Grantor’s expense; (iii) sell, assign and deliver at any place or in any lawful manner all or any part of the Collateral and bid and become the purchaser at any such sales; and

(B)
Bank may, for the account of Grantor and at Grantor’s expense: (i) operate, use, consume, sell or dispose of the Collateral as Bank deems appropriate for the purpose of performing any or all of the Obligations; (ii) enter into any agreement, compromise, or settlement, including insurance claims, which Bank may deem desirable or proper with respect to any of the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Grantor in connection with or on account of any or all of the Collateral.

(C)
Notwithstanding any other provision hereof, Bank shall not be deemed to have accepted any property other than cash in satisfaction of any obligation of Grantor to Bank unless Grantor shall make an express written election of said remedy under UCC Section 11-9-620, or other applicable law.

(5)
POWER OF ATTORNEY. Grantor hereby irrevocably appoints Bank as Grantor’s attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact Bank may, without the obligation to do so, in Bank’s name, or in the name of Grantor, prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Bank’s security interests and rights in or to any of the Collateral, and, upon a Default under the Security Deed, take any other action required of Grantor; provided, however, that Bank as such attorney-in-fact shall be accountable only for such funds as are actually received by Bank.

(6)
POSSESSION AND USE OF COLLATERAL. Except as otherwise provided in the Security Deed or the other Loan Documents, so long as no Default exists under the Security Deed or any of the Loan Documents, Grantor may possess, use, move, transfer or dispose of any of the Collateral in the ordinary course of Grantor’s business and in accordance with the Loan Documents.